Exhiobit 23.1

                       On Letterhead of the Law Firm Grata




                                            Attn:    Chaparral Resources Inc.

                                                     Mr. McMillian John Guy,
                                                     Co-Chairman,

                                                     Mr. Jeffs James Andrew,
                                                     Co-Chairman,

                                            CC:      Karakudukmunai JSC

                                                     Mr. Nicolai Klinchev,
                                                     General Director

                                                     Mr. Richard Moore.
                                                     Financial Director


Dear Sirs,

We hereby consent to the reference us, and to the statements attributed to us, under the caption Capital Commitments and Other Contingencies in the Annual Report on Form 10-K of Chaparral Resources Inc. to be filed with the United States Securities and Exchange Commission on or about the month of April 2000.


With best regards,

By:  /s/  Aidar Sarymsakov
   ---------------------------------
          Aidar Sarymsakov
          Managing Partner

Almaty, the Republic of Kazakhstan
April 12, 2001